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                                                                   EXHIBIT 10.01

                                                                 RE #___________

                                                      AMBEROAKS CORPORATE CENTER
                                                AUSTIN, WILLIAMSON COUNTY, TEXAS

                           PURCHASE AND SALE AGREEMENT

         This PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is made and entered into by and between AUSTIN JACK, L.L.C., a Delaware limited liability company ("SELLER") and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company ("PURCHASER"), as of the Effective Date (as hereinafter defined).

                             ARTICLE I. DEFINITIONS

         In addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth below:

         "BUSINESS DAY" means each day of the year other than Saturdays, Sundays, legal holidays under the laws of the State of Texas and days on which national banks located in such state are closed.

         "CLOSING" means the consummation of the purchase of the Property by Purchaser from Seller in accordance with the terms and provisions of this Agreement.

         "CLOSING DATE" means the actual date on which the Closing will be held, as determined in accordance with SECTION 7.1.

         "CONTRACT DEPOSIT" means the portion of the Purchase Price deposited in escrow with the Title Company at the time and in the amount specified in SECTION 3.2, plus any accrued interest thereon.

         "EFFECTIVE DATE" means the date a fully executed copy of this Agreement is delivered to the Title Company together with the Contract Deposit.

         "EXPENSE REIMBURSEMENTS" means common area maintenance, tax, assessments, insurance, utility, operating expense and other similar reimbursements, whether based on actual amounts or estimates, to be paid by the Tenants under the Leases.

         "LEASING COSTS" means all tenant improvement costs, tenant improvement allowances, moving allowances, and leasing commissions that Seller is obligated to pay in connection with any Lease, including, but not limited to, any New Lease Transactions entered into by Seller.

         "MAJOR TENANTS" means ACS State Health Services, Inc., Newell Rubbermaid, Inc., Radian International LLC, and Netsolve Incorporated.

         "PERMITTED EXCEPTIONS" means (a) any discrepancies, conflicts or shortages in area or boundary lines, or any encroachments, or any overlapping of improvements and all other matters revealed by the Survey (as defined in SECTION 4.2), (b) taxes for current and subsequent years, all of which will be assumed and paid by Purchaser, (c) all governmental regulations and restrictions, including building and zoning ordinances, (d) any covenants, conditions,

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reservations, exceptions and easements, and all oil, gas and mineral conveyances and leases, if any, in effect and shown of record in the Real Property Records of WILLIAMSON COUNTY, TEXAS, and reflected in the Title Commitment (as defined in SECTION 4.1) as of the last day of the Inspection Period (as defined in
SECTION 4.5), and (e) any other title exceptions permitted under the terms of this Agreement.

         "PROPERTY" means collectively the following:

                  (a) All of Seller's right, title and interest in and to the real property described on EXHIBIT A attached hereto, together with all of Seller's right, title and interest in and to all easements, rights-of-way, privileges, and appurtenances relating thereto (collectively, the "LAND");

                  (b) All of Seller's right, title and interest in and to the buildings, structures, fixtures and other improvements presently located upon or affixed to the Land (the "IMPROVEMENTS");

                  (c) All of Seller's right, title and interest in (i) the leases listed on EXHIBIT G attached hereto or entered into by Seller pursuant to
SECTION 10.13 (collectively, the "LEASES"), (ii) all guaranties related to the Leases, and (iii) and all deposits, security or otherwise (the "DEPOSITS"), made by tenants (the "TENANTS") under the Leases in the amount of each such deposit as of the Closing Date as the same are listed on EXHIBIT G attached hereto;

                  (d) All of Seller's right, title and interest in and to all other personal property (the "PERSONALTY") that is owned by Seller, located on the Real Property, including that to be described on Exhibit A to the Bill of Sale (as defined in SECTION 7.2(a)(ii)), excluding Seller's books and records and MRI software; and

                  (e) To the extent they are assignable (without cost to Seller and without obtaining any consent which Seller has not obtained), are owned and held by Seller, will continue in effect after Closing, and relate solely to the design, construction, ownership or operation of the Land, Improvements or Personalty, any and all: (i) operating agreements (such as, without limitation, maintenance, service, and utility contracts), but excluding management agreements, leasing contracts, and operating agreements terminated by Seller pursuant to SECTION 10.13 prior to Closing (collectively, the "PROPERTY AGREEMENTS"); (ii) manufacturer, supplier, contractor and subcontractor warranties; (iii) licenses and permits; (iv) trade names, marks, and other identifying material, excluding Seller's name, but including the name "AmberOaks Corporate Center;" and (v) plans, drawings, specifications, surveys, engineering reports and other technical descriptions.

         "TITLE COMPANY" means Heritage Title Company of Austin, Inc., whose address is 98 San Jacinto Blvd., Suite 400, Austin, Texas 78701, Attention: Ms. Kathy S. Nunn.

         "TRACT" means any of the separate tracts comprising the Land and listed as "Tracts 1, 2 or 3" on EXHIBIT A attached hereto.

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         "TRANSACTION DOCUMENTS" means this Agreement and all documents executed by Seller or Purchaser pursuant to the terms of this Agreement or in connection with the transaction contemplated herein.

                   ARTICLE II. AGREEMENT TO PURCHASE AND SELL

         2.1 AGREEMENT. For and in consideration of the mutual benefits under this Agreement and the payment by Purchaser to Seller of an amount equal to ONE HUNDRED AND NO/100 DOLLARS ($100.00) as additional non-refundable consideration, the receipt and sufficiency of which is hereby acknowledged by Seller and Purchaser, (a) Seller agrees to sell and convey the Property to Purchaser and Purchaser agrees to purchase and accept conveyance of the Property pursuant to the terms and conditions set forth in this Agreement and (b) each party hereto agrees to the indemnities made by such party in this Agreement.

                           ARTICLE III. PURCHASE PRICE

         3.1 PURCHASE PRICE. The total price (the "PURCHASE PRICE") for which Seller agrees to sell and convey the Property, commonly known as "AmberOaks Corporate Center" to Purchaser, and which Purchaser agrees to pay to Seller, subject to the terms of this Agreement, is FIFTY-NINE MILLION SEVEN HUNDRED FORTY THOUSAND AND NO/100 DOLLARS ($59,740,000.00).

         3.2      CONTRACT DEPOSIT.

                  (a) Within three (3) Business Days following the delivery by each of Seller and Purchaser to the Title Company of one (1) original counterpart of this Agreement executed by Seller and Purchaser, respectively, Purchaser shall deliver to the Title Company as the "CONTRACT DEPOSIT" the amount of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), in the form of a cashier's or certified check made payable to the Title Company or wire transfer to an account designated by the Title Company. The Title Company shall hold the Contract Deposit in escrow in an interest-bearing account (federally insured up to $100,000.00) to be applied and disbursed as herein provided. Any interest earned shall be reported under Purchaser's tax identification number. Any interest earned shall become part of the Contract Deposit. Risk of loss of the Contract Deposit is on Purchaser. If the Contract Deposit is diminished or lost, Purchaser shall promptly replenish it. If Purchaser does not timely deliver the Contract Deposit as provided in this SECTION 3.2(a), then Seller may terminate this Agreement by giving written notice to Purchaser, in which event neither party shall have any further obligations hereunder, except for Purchaser's indemnity, repair and other obligations that by their terms survive such termination.

                  (b) If the purchase and sale hereunder is consummated in accordance with the terms and provisions of this Agreement, the entire Contract Deposit shall be applied by the Title Company as partial payment of the Purchase Price due at the Closing. In all other events, the Contract Deposit shall be held and disbursed by the Title Company as provided below.

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                             ARTICLE IV. INSPECTIONS

         4.1 TITLE COMMITMENT. Within FIVE (5) BUSINESS DAYS AFTER THE EFFECTIVE DATE, Seller shall cause the Title Company to issue, for the benefit of Purchaser, a current commitment for an Owner's Policy of Title Insurance (the "TITLE COMMITMENT") setting forth the state of title to the Land and Improvements, together with a copy of all instruments listed as exceptions to the Title Commitment. Responsibility for the cost of the Title Commitment is governed by Section 7.5 below.

         4.2 SURVEY. WITHIN FIVE (5) BUSINESS DAYS AFTER THE EFFECTIVE DATE, Seller shall provide to Purchaser, at Seller's sole cost and expense, a current as-built survey of the Property (the "SURVEY") certified to Purchaser, Seller and the Title Company and prepared by a registered surveyor acceptable to Seller (the "SURVEYOR"). If Purchaser desires to have additional information, changes or matters reflected on the Survey, then Purchaser shall pay the cost thereof and make arrangements therefor directly with the Surveyor; provided any such additional information, changes or matters requested by Purchaser must not postpone or delay the T&S Review Period (defined below) and Purchaser's review and approval of the same shall not be conditions precedent to the Closing.

         4.3 REVIEW OF TITLE COMMITMENT AND SURVEY. Purchaser shall have UNTIL 5:00 PM, CDT ON THE FIFTEENTH (15TH) BUSINESS DAY AFTER PURCHASER'S RECEIPT OF THE LAST OF THE TITLE COMMITMENT OR THE SURVEY (the "T&S REVIEW PERIOD"), to review the Title Commitment and Survey and to deliver in writing such objections as Purchaser may have to anything contained or set forth in the Title Commitment or the Survey. Unless Purchaser is entitled to and timely objects to such title and/or Survey matters, all such title and Survey matters shall be deemed to constitute additional Permitted Exceptions.

         4.4 SELLER'S OPTION TO CURE OBJECTIONS TO TITLE AND SURVEY. If Purchaser delivers written objections to the Title Commitment or the Survey to Seller pursuant to the provisions of SECTION 4.3 on or before the end of the T&S Review PeRIOD (collectively "TITLE OBJECTIONS"), then Seller may, but shall not be obligated to, within TEN (10) DAYS after the receipt of any such objections (the "T&S CURE PERIOD"), satisfy such Title Objections. If Seller agrees in writing to cure any such objection, then the cure of such exception shall be a condition precedent to Purchaser's obligation to close. Seller shall not be obligated to pay any sum of money to any third party to satisfy such Title Objections or commence litigation to clear title to the Property or take any other action to cure the Title Objections, except Seller agrees to cause any mortgages, deeds of trust and other liens placed on the Property by Seller or solely as a result of Seller's affirmative acts (collectively, "SELLER LIENS") to be removed, insured over or bonded over at or before the Closing. If Seller fails or refuses to cure the Title Objections within the T&S Cure Period, Purchaser, as its sole and exclusive remedy, may either (a) waive such Title Objections and proceed to Closing under this Agreement, acquiring the Property subject to the matters giving rise to such uncured Title Objections, without reduction of the Purchase Price, or (b) terminate this Agreement by giving written notice to Seller within FIVE (5) DAYS after the end of the T&S Cure Period. In the latter event, Purchaser shall, subject to the provisions of
SECTION 4.2 and any other deductions therefrom provided for hereunder, receive a refund of the Contract Deposit and Purchaser and Seller shall have no further obligations or liabilities to each other except for Purchaser's indemnity, repair and other obligations that by their terms survive the

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expiration or earlier termination of this Agreement. If Purchaser fails to give notice of Purchaser's election to terminate within the required FIVE (5) DAY period, Purchaser will be deemed to have waived any such objections. Any such title and/or Survey objection so waived (or deemed waived) by Purchaser shall be deemed to constitute an additional Permitted Exception and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

         4.5      INSPECTION PERIOD.

                  (a) Purchaser shall have the right to elect not to terminate this Agreement by giving written notice to Seller at any time ON OR BEFORE THAT DATE WHICH IS THIRTY (30) DAYS AFTER THE EFFECTIVE DATE (the "INSPECTION PERIOD"), if Purchaser in its sole discretion shall have determined that the Property is suitable for the Purchaser's use. This is an "all or none" transaction. Purchaser shall not have the right to terminate this Agreement as to one or more of the Tracts, but not the others. Seller agrees to permit Purchaser reasonable access to the Land and Improvements for the purpose of conducting tenant interviews and reviewing, inspecting and evaluating the Land, the Improvements, and the Personalty as Purchaser deems reasonably necessary to determine the suitability of the Property for Purchaser's purposes; provided, however, (i) Purchaser shall not conduct any environmental investigations of the Property beyond a Phase I environmental site assessment (i.e., no sampling or drilling) or any testing likely to cause damage, without first obtaining Seller's prior written consent, and (ii) Purchaser shall comply with the terms of the Leases. Purchaser may only enter the Property and contact Tenants during normal business hours and in the presence of an employee of Seller's property manager. Seller agrees to make an employee of Seller's property manager reasonably available for such tenant interviews during normal business hours. Purchaser's inspection of the Property shall be at Purchaser's sole cost and expense. Purchaser agrees that Purchaser will not interfere with or disturb any of the Tenants, nor interfere with or disturb the work of any persons performing work under any contracts or agreements. PURCHASER WILL INDEMNIFY, DEFEND AND HOLD HARMLESS SELLER FROM ALL MECHANICS' AND MATERIALMEN'S LIENS AND OTHER CLAIMS, DAMAGES, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEY'S FEES, COURT COSTS AND LITIGATION EXPENSES) RESULTING FROM ANY OF THE ACTIVITIES OR INSPECTIONS PERFORMED BY PURCHASER, ITS AGENTS, REPRESENTATIVES AND/OR CONTRACTORS ON OR ABOUT THE PROPERTY, EXCEPT TO THE EXTENT CAUSED BY SELLER'S NEGLIGENCE OR WILLFUL MISCONDUCT (IT BEING THE INTENT OF THE PARTIES HERETO THAT THE NEGLIGENCE OF THE INDEMNIFIED PARTIES BE COVERED BY THIS PROVISION). Purchaser shall repair all damage caused by the activities and inspections performed by Purchaser, its agents, representatives and/or contractors on or about the Property. In the event Purchaser elects by written notice to Seller on or prior to the last day of the Inspection Period to proceed to Closing, it shall be conclusively presumed that the conditions precedent described in this Section have been met or that Purchaser has waived the same and the parties shall proceed to Closing, subject, however, to all other conditions set forth in this Agreement. In such event Purchaser acknowledges and agrees that, except as otherwise specifically provided by this Agreement, the Contract Deposit shall be nonrefundable to Purchaser and Purchaser shall have no right to terminate this Agreement. In the event that Purchaser fails to deliver written notice to Seller prior to 5:00 p.m. Dallas, Texas time, on the last

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day of the Inspection Period that Purchaser desires to proceed to Closing, then this Agreement shall terminate and the Contract Deposit shall be refunded to Purchaser by the Title Company and neither party shall have any further obligations hereunder, except for Purchaser's indemnity, repair and other obligations that by their terms survive the termination of this Agreement.

                  (b) Purchaser (and any agent, representative or contractor of Purchaser entering upon the Land) shall maintain at all times during the Inspection Period commercial general liability insurance in an amount not less than $1,000,000 per occurrence and, upon request of Seller, will provide Seller with written evidence of same. Purchaser's repair and indemnification obligations under this Section shall survive termination of this Agreement and the Closing.

                  (c) Within three (3) Business Days after the Effective Date, Seller shall deliver to Purchaser copies of the items in Seller's possession or under Seller's control listed on EXHIBIT D attached hereto (collectively, the "DUE DILIGENCE ITEMS"), except for the materials described in item (f) and item (h) of said EXHIBIT D, which shall be made available to Purchaser for review at the office of Seller's property manager. Notwithstanding the foregoing, Seller shall have no obligation to deliver any Due Diligence Item that Seller is contractually or otherwise prohibited from disclosing or that is covered by the attorney/client privilege. Seller makes no representation or warranty as to the accuracy of the contents or completeness of the Due Diligence Items.

                  (d) In connection with its review of the Due Diligence Items, Purchaser shall have, Until 25 DAYS AFTER THE EFFECTIVE DATE, to object in writing to any of the Property Agreements. If Purchaser fails to object in writing to any of the Property Agreements within such period of time, Purchaser shall be deemed to have waived any such objections. All Property Agreements not objected to by Purchaser shall be assigned to Purchaser at Closing as evidenced by the Assignment (as defined in SECTION 7.2). If Purchaser objects to any of such Property Agreements in accordance herewith, Seller shall terminate such Property Agreements on or prior to the Closing Date.

                  (e) If this Agreement is terminated, all copies of the Due Diligence Items in Purchaser's possession or control shall be immediately returned to Seller. The Due Diligence Items and the results of inspections performed by or on behalf of Purchaser shall remain confidential and shall not be disclosed by Purchaser to any person or entity, except in compliance with the provisions of SECTION 10.17. The provisions of this Section shall survive the termination of this Agreement.

         4.6 TENANT ESTOPPEL CERTIFICATE. Seller shall obtain and deliver to Purchaser a tenant estoppel certificate, substantially one of the forms attached hereto as EXHIBIT F and EXHIBIT F-l, from (i) each Major Tenant and
(ii) eighty percent (80%) of the remaining tenants under the remaining Leases (each of the foregoing a "REQUIRED TENANT ESTOPPEL CERTIFICATE"); provided, however, that within fifteen (15) days of the Effective Date, Purchaser shall designate one of the two forms as the form on which such tenant estoppel certificates shall be obtained and Seller shall be permitted to extend the Closing Date by the corresponding number of days in order to obtain the Required Tenant Estoppel Certificates. Additionally, to the extent requested, Seller shall deliver to the applicable Tenants and use reasonable efforts to obtain and deliver to

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Purchaser any subordination, non-disturbance and attornment agreement requested by Purchaser's lender. If, for any reason, Seller does not obtain any Required Tenant Estoppel Certificate, other than one for a Major Tenant, then Seller may, if it so elects, provide a Seller Estoppel Certificate similar to the Required Tenant Estoppel Certificate for the applicable tenant instead of furnishing such Required Tenant Estoppel Certificate at Closing; provided, however, that Seller shall continue to use commercially reasonable efforts to obtain the applicable Required Tenant Estoppel Certificate through the Closing Date. In the event that Seller believes that a Required Tenant Estoppel Certificate is not obtainable with commercially reasonable efforts and does not elect to provide a Seller Estoppel Certificate, if permitted above, for the applicable tenant at Closing, the Purchaser may, as its sole and exclusive remedy, either (i) waive the defect or shortcoming and close the transaction contemplated by this Agreement, or (ii) terminate this Agreement, whereupon the Contract Deposit shall be delivered to Purchaser and neither Seller nor Purchaser will have any further rights or obligations under this Agreement, except for Purchaser's indemnity, repair and other obligations that by their terms survive the termination of this Agreement. Notwithstanding the foregoing, if Seller notifies Purchaser, in writing, that it believes that a Required Tenant Estoppel Certificate is not obtainable with commercially reasonable efforts, and that it will not furnish a Seller Estoppel Certificate for such tenant, as the case may be, and Purchaser does not terminate this Agreement within five (5) days after its receipt of said notice, by giving written notice to Seller, then Purchaser shall have no further right to terminate this Agreement for such failure.

                      ARTICLE V. CASUALTY AND CONDEMNATION

         5.1 DAMAGE TO PROPERTY. Seller and Purchaser agree that the provisions of Chapter 5, Section 5.007 of the Texas Property Code (known as the Vendor and Purchaser Risk Act) shall not apply to this Agreement and in lieu thereof, Seller and Purchaser agree on the provisions set forth in this SECTION.

                  (a) If, prior to Closing, the Land or Improvements are destroyed, damaged or become subject to condemnation or eminent domain proceedings, and either (i) the cost to repair, restore or replace such destruction, damage or taking would exceed Three Hundred Thousand and No/100 Dollars ($300,000.00) (as reasonably estimated by a third party approved by Seller and Purchaser), or (ii) a Major Tenant shall have the right to terminate its Lease solely as a result thereof, then Purchaser may terminate this Agreement by so notifying Seller within thirty (30) days after such damage, destruction or taking occurs, whereupon this Agreement shall terminate, the Contract Deposit shall be returned to Purchaser, and neither party shall have any further rights, duties or obligations hereunder, except for Purchaser's indemnity, repair and other obligations that by their terms survive the termination of this Agreement.

                  (b) If this Agreement is not terminated following any destruction, damage or taking of the Improvements by condemnation or eminent domain, then, at Closing, (i) Purchaser shall be entitled to receive all property damage insurance proceeds or condemnation proceeds paid to Seller as a result of the damage, destruction or taking, and (ii) Seller shall assign to Purchaser all of Seller's rights to any unpaid property damage insurance proceeds or condemnation proceeds due as a result of the damage, destruction or taking; provided the transfer of such proceeds shall be subject to the rights of the Tenants under the Leases and Seller shall not be required to pay to Purchaser any such proceeds payable to the Tenants in accordance with

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the terms of the Leases. If Purchaser has the option to terminate or proceed as set forth herein, and Purchaser elects to so terminate this Agreement, the Contract Deposit shall be returned to Purchaser and neither party shall have any further rights, duties or obligations hereunder. If (i) Purchaser has the option to terminate or proceed as set forth above, and Purchaser elects to proceed with Closing, or (ii) prior to Closing, the Improvements are destroyed or damaged, or become subject to condemnation or eminent domain proceedings, and the cost to repair such destruction, damage or taking would be equal to or less than $300,000.00 and no Major Tenant has a right to terminate its Lease solely in connection therewith, then in either such event Purchaser shall be entitled to any and all insurance proceeds or condemnation proceeds payable as a result of such damage, destruction or taking and, Seller shall assign to Purchaser at Closing Seller's rights to such proceeds and pay to Purchaser an amount equal to the deductible under the applicable policy.

                  (c) Seller and Purchaser have agreed to the particular language of this SECTION 5.1, and any contrary federal, state or local laws shall not apply.

                           ARTICLE VI. REPRESENTATIONS

         6.1      REPRESENTATIONS OF SELLER. Subject to the other terms of this
SECTION 6.1, Seller hereby makes the following representations and warranties to Purchaser, which representations and warranties shall be deemed made by Seller to Purchaser as of the date Seller executes this Agreement and the Closing Date:

                  (a) Seller is a duly authorized and validly existing limited liability company formed under the laws of Delaware. Seller has full power, right and authority to own its properties, to carry on its business as now conducted, and to enter into and fulfill its obligations under this Agreement. Each of the persons executing this Agreement on behalf of Seller is authorized to do so. This Agreement is the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.

                  (b) Seller has received no written notice of any pending condemnation or eminent domain proceedings with regard to any part of the Property, and to Seller's actual knowledge, no such proceedings are proposed.

                  (c)      Seller has no employees.

                  (d) Except as otherwise disclosed to Purchaser, Seller has received no written notice of any pending claims, lawsuits or proceedings, and to Seller's actual knowledge, no claims, lawsuits or proceedings are threatened against or relating to the Property or to Seller in connection with its ownership of the Property, in any court or before any governmental agency.

                  (e) Seller has entered into no written leases, licenses, or rights of occupancy or grants or claims of right, title or interest in any portion of the Premises other than the Leases as shown on the rent roll attached hereto as EXHIBIT "G", which is true and correct in all material respects as of the date of this Agreement, but not otherwise.

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                  (f)      In connection with the Property and the operation and
use thereof, other than as disclosed to Purchaser, Seller has received no written notice of any violation of any applicable requirement of federal, state or local law, or any applicable requirements of governmental bodies or agencies having jurisdiction over the Property.

                  (g) Seller is not a "foreign person" as such term is defined in Section 1445(f)(3) of the internal Revenue Code of 1954, as amended.

                  (h) Seller has entered into no agreements, options, rights of first refusal, rights of first offer, or conditional sales agreements regarding the purchase and sale of the Property.

                  (i) Where copies of any documents have been delivered or made available by Seller to Purchaser, whether prior to or pursuant to this Agreement, such copies, to Seller's current actual knowledge: (i) are true and correct copies of the originals of said documents, as executed and delivered by all of the parties thereto, (ii) constitute, in each case, the entire agreement between the parties thereto with respect to the subject matter thereof, and are now in full force and effect, and (iii) have not been changed or amended except for amendments, if any, specifically referred to therein.

                  (j) To Seller's current actual knowledge, (i) the Property and the operation and use thereof comply with all applicable requirements of federal, state and local law, and all applicable requirements of governmental bodies or agencies having jurisdiction thereof, and (ii) except as disclosed in any environmental report provided to Purchaser by Seller as a part of the Due Diligence Items, to Seller's current actual knowledge, no Hazardous Substances and no Hazardous Wastes are present on the Property, and there has been no use of the Property that may, under any federal, state or local environmental statute, ordinance or regulation, require, at any time, any closure or cessation of the use or occupancy of the Property and/or impose, at any time, upon the owner of the Property any clean-up or other monetary obligation. For purposes of this Agreement, "Hazardous Substances" means those elements and compounds which are designated as such in Section 101(14) of the Comprehensive Response, Compensation and Liability Act (CERCLA), 42 U.S.C.
Section 9601 (14), as amended, all petroleum products and by-products, and any other hazardous substances as that term may be further defined in any and all applicable federal, state and local laws; and "Hazardous Wastes" means any hazardous waste, residential or household waste, solid waste, or other waste as defined in applicable federal, state and local laws.

         For purposes of this SECTION 6.1, the term "actual knowledge" shall mean the current actual knowledge at the time in question of either John Higgins of AmberJack, Ltd., or Hale Umstaddt of Transwestern Commercial Services, the individual serving as the property manager on behalf of Seller, without investigation or review; provided there shall be no personal liability on the part of such person(s) under or as a result of any of the representations and warranties set forth herein.

         Notwithstanding anything to the contrary, if Seller is unable to make any of the representations or warranties set forth in this SECTION 6.1 at the time the Closing is scheduled to occur, Seller shall notify Purchaser of such fact, in writing, and Seller shall have no liability to Purchaser on account thereof. Purchaser may, as its sole and exclusive remedy, terminate this

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Agreement if such representations and warranties are untrue in any material respect at the time the Closing is scheduled to take place; provided SECTION 5.1 shall govern when Purchaser has the right to terminate this Agreement as a result of the Land or the Improvements becoming subject to condemnation or eminent domain proceedings.

         The representations and warranties of Seller set forth above shall survive the Closing for a period of twelve (12) months, and any claim based on breach of such representations and warranties must be commenced within such twelve (12) month period or the same shall be lost forever. No claim for a breach of any representation or warranty made by Seller in any of the Transaction Documents shall be made by Purchaser if such breach (or the state of facts or other matters giving rise thereto) was known to Purchaser prior to the Closing and Purchaser elected to proceed with its acquisition of the Property.

         6.2 REPRESENTATIONS OF PURCHASER. Purchaser hereby represents and warrants to Seller, which representations and warranties shall be deemed made by Purchaser to Seller as of the Closing Date:

                  (a) Purchaser is a duly authorized and validly existing limited liability company formed under the laws of Virginia.

                  (b) Purchaser has full power, right and authority to purchase the Property, and to enter into and fulfill its obligations under this Agreement. Each of the persons executing this Agreement on behalf of Purchaser is authorized to do so. This Agreement is the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

                              ARTICLE VII. CLOSING

         7.1 DATE AND PLACE OF CLOSING. The Closing shall take place at the office of the Title Company, ON OR BEFORE THIRTY (30) DAYS AFTER THE EXPIRATION OF THE INSPECTION PERIOD. Notwithstanding the foregoing, however, Purchaser shall have the option, on a one time basis only, to extend the Closing Date for the date occurring EIGHTY (80) DAYS after the Effective Date, provided, that Purchaser delivers to Seller: (i) written notice of its election to so extend the Closing Date on or before the date occurring five (5) Business Days prior to the original Closing Date; and (ii) a non-refundable extension fee in an amount equal to $100,000.00 (provided, that such extension fee shall be applied to the Purchase Price so long as Purchaser closes in accordance herewith); provided, however, that in no event shall the Closing Date occur later than DECEMBER 19, 2003. In the event that Seller or Purchaser is not able to close on the requisite Closing Date, the other party hereto may exercise its remedies under SECTIONS 8.1 and 8.2 respectively.

         7.2      ITEMS TO BE DELIVERED AT THE CLOSING.

                  (a) On the Closing Date, SELLER shall deliver to Purchaser (through the Title Company in escrow) the following items:

                           (i)      A Special Warranty Deed conveying to
Purchaser the Land and the Improvements in their "as is" condition in the form attached hereto as EXHIBIT B (the "DEED")

PURCHASE AND SALE AGREEMENT (AMBER OAKS)
DALLAS/200403

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fully executed and acknowledged by Seller; subject only to the Permitted
Exceptions and other matters approved by Purchaser prior to Closing;

                           (ii)     A Bill of Sale and Assignment conveying the
Personalty to Purchaser in its "as is" condition in the form attached hereto as EXHIBIT C (the "BILL OF SALE"), fully executed and acknowledged by Seller;

                           (iii)    A non-foreign affidavit as permitted by
Section 1445(b)(2) of the Internal Revenue Code as amended;

                           (iv)     Evidence of Seller's capacity and authority
for the closing of the transaction contemplated hereunder;

                           (v)      A Closing Statement fully executed by Seller
that sets forth the Purchase Price, all adjustment to the Purchase Price expressly provided for in this Agreement, all amounts being prorated between the parties pursuant to this Agreement, and all disbursements to be made at the Closing on their behalf (the "CLOSING STATEMENT");

                           (vi)     An Assignment and Assumption Agreement in
the form attached hereto as EXHIBIT E fully executed and acknowledged by Seller;

                           (vii)    The original of the Leases and Property
Agreements in Seller's possession;

                           (viii)   A rent roll certified by Seller to Purchaser
as true, correct and complete in all material respects dated no earlier than 10 days prior to the Closing Date;

                           (ix)     A tenant notification letter in a form
reasonably acceptable to Purchaser and Seller;

                           (x)      Evidence reasonably required by Purchaser
and the Title Company that the person or persons executing the Closing documents on behalf of Seller have full right, power and authority to do so;

                           (xi)     All keys to the Property;

                           (xii)    The Required Tenant Estoppel Certificates or
Seller Estoppel Certificates, if any are to be delivered, pursuant to SECTION
4.6 hereof; and

                           (xiii)   Such other documents as are reasonably
required by applicable law to consummate the Closing.

                  (b) On to the Closing Date, PURCHASER shall deliver to Seller (through the Title company in escrow) the following items:

PURCHASE AND SALE AGREEMENT (AMBER OAKS)
DALLAS/200403

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                           (i)      The Purchase Price in immediately available
funds, adjusted as provided for in SECTION 7.3 below - Purchaser to deliver same to the Title Company on or before 12:00 p.m. Dallas, Texas time, on the Closing Date;

                           (ii)     An executed original counterpart of the Bill
of Sale described in SECTION 7.2(a)(ii) above, fully executed and acknowledged by Purchaser;

                           (iii)    An executed original counterpart of the
Assignment and Assumption Agreement described in SECTION 7.2(a)(vii) above, fully executed and acknowledged by Purchaser;

                           (iv)     Evidence reasonably required by Seller and
the Title Company that the person or persons executing the Closing documents on behalf of Purchaser have full right, power and authority to do so;

                           (v)      Such other documents as are reasonably
required by Seller, the Title Company or applicable law to consummate the Closing;

                           (vi)     Evidence of Purchaser's capacity and
authority for the closing of the transaction contemplated hereunder; and

                           (vii)    A Closing Statement fully executed by
Purchaser.

                  (c) Seller and Purchaser agree to retain the Title Company to coordinate the Closing, Each of the parties shall deposit the documents and monies that it is obligated to deliver under this SECTION 7.2 with the Title Company, in escrow, at least one (1) day prior to the date the Closing is scheduled to occur; provided each party shall have the right to control the release of the documents and monies that it so deposits with the Title Company and may require that the same be returned to it should the Closing fail to take place as scheduled.

                  (d) Purchaser's obligation to acquire the Property is conditioned upon Purchaser being able to obtain, at Closing, an Owner's Title Policy (the "TITLE POLICY") based on the Title Commitment, which is in the amount of the Purchase Price and insures that fee simple title to the Land and Improvements is vested in Purchaser, subject to the Permitted Exceptions, or, in lieu thereof, a marked-up version of the Title Commitment that irrevocably commits to issue the Title Policy. Purchaser shall use commercially reasonable efforts to obtain the Title Policy (or a marked-up version of the Title Commitment committing to issue the same) at Closing. In the event Purchaser is unable, after using commercially reasonable efforts, to obtain the Title Policy (or a marked-up version of the Title Commitment committing to issue the same) at Closing, then Purchaser may terminate this Agreement by giving written notice to Seller, in which event the Contract Deposit shall be refunded to Purchaser and neither party shall have any further obligations hereunder, except for Purchaser's indemnity, repair and other obligations that by their terms survive the termination of this Agreement. Notwithstanding anything to the contrary contained herein, Purchaser shall not have the right to terminate this Agreement due to its inability to obtain any endorsement to the Title Policy, unless Seller agrees otherwise, in writing.

PURCHASE AND SALE AGREEMENT (AMBER OAKS)
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                                       12

         7.3      ADJUSTMENTS AT CLOSING.

                  (a)      Prorations shall be made as follows:

                           (i)      Insurance premiums shall not be prorated.
Seller will terminate its coverage as to the Property effective as of the Closing Date and Purchaser shall obtain its own insurance. Utility deposits shall not be transferred. Seller shall obtain the return of any of its utility deposits, and Seller shall close its utility accounts in a manner satisfactory to Seller in its sole discretion as of the Closing Date. Purchaser shall be responsible for paying its own utility deposits, and establishing the applicable utility account commencing on the Closing Date.

                           (ii)     Except as provided below, rental payments by
Tenants actually received by Seller prior to Closing, which are applicable in whole or part to any period after Closing, shall be prorated between Purchaser and Seller as of midnight on the day preceding the Closing Date, on the basis of the actual number of days in the period to which the payment relates (e.g. year, quarter or month). Seller shall retain all Expenses Reimbursements received prior to Closing to the extent the same are necessary to cover expenses incurred by Seller as of the Closing Date, including, without limitation, expenses being prorated hereunder. If the Expense Reimbursements received by Seller prior to Closing exceed the costs incurred by Seller (whether incurred as a result of a proration hereunder or otherwise) that are to be covered thereby, then Purchaser shall receive a credit against the Purchase Price, at Closing, equal to the difference and Purchaser shall be responsible for applying or refunding the same in accordance with the Leases. At any time prior to Closing, Seller may bill the Tenants for any amounts necessary to make the total Expense Reimbursements equal the total expenses incurred by Seller which are to be reimbursed by the Tenant under the Leases, based on the most current information and estimates.

                           (iii)    No prorations or credits shall be made at
Closing with respect to any rents or Expense Reimbursements attributable to the period prior to the Closing Date which are unbilled or uncollected ("UNPAID AMOUNTS"). Purchaser shall make a good faith attempt (using the same collection efforts Purchaser would use for its own collections, but Purchaser shall not be required to institute any suit to collect Unpaid Amounts for Seller's benefit after the Closing, and such collections, if any, shall be remitted to Seller promptly upon receipt by Purchaser, after applying all such collections first to amounts then due from Tenants for any period after the Closing. Seller retains its rights and remedies with respect to any Unpaid Amounts owed to Seller, except that Seller shall not be entitled to terminate any lease or evict any Tenant. Prior to sending final bills or making final adjustments related to the Expense Reimbursements for any period falling (in whole or in part) prior to Closing, Purchaser shall notify Seller, in writing, so that Seller may review the same and make sure any amounts owed to it are included. If the actual amounts to be prorated are not known as of the Closing Date or cannot be conclusively determined, the proration shall be estimated at Closing on the basis of the most recently issued invoices for same and shall be readjusted within 90 clays after the date of Closing. Seller and Purchaser agree to cooperate fully to complete all post-Closing reconciliations and adjustments. As a condition precedent to Closing, Seller shall complete its expense reconciliations (including but not limited to real estate taxes) for calendar year 2003 and shall invoice any underpayments or refund overpayments in Expense Reimbursements, as the case may be, to each tenant in accordance with the terms of each respective tenant's Lease.

PURCHASE AND SALE AGREEMENT (AMBER OAKS)
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                           (iv)     Purchaser will receive a credit against the
Purchase Price for the cash portion of the Deposits. Seller shall, if the same is assignable, (A) deliver such letter of credit to Purchaser at the Closing, and (B) execute and deliver, at Closing, such instruments as the issuers of such letter of credit shall reasonably require to transfer the same to Purchaser so long as Seller incurs no additional liability or expense in connection therewith; provided Purchaser shall pay any transfer or related fees required by the issuers of the letter of credit in connection with such transfer. After Closing, Purchaser will have the obligation to return the Deposits pursuant to the terms and conditions of the Leases, which obligation shall survive Closing.

                           (v)      Subject to the other provisions of this
SECTION 7.3(a), all normal and customarily pro-ratable items of expense, including without limitation real estate and personal property taxes (reduced by Seller's reasonable estimate of the amount thereof which will be paid or reimbursed by Tenants) and Property Agreement payments, shall be prorated as of midnight on the day preceding the Closing Date, on the basis of the actual number of days in the period to which the expense relates (e.g. year, quarter or month), with Seller being charged for all of same up to the Closing Date and Purchaser being charged for all of same on and after the Closing Date; provided expenses to be paid directly by Tenants shall not be prorated hereunder.

                           (vi)     Notwithstanding the foregoing, Seller shall
have the right to all refunds or rebates on account of real estate tax protests or appeals for taxes assessed against the Property with respect to the years prior to 2003, subject to each Seller's obligation to reimburse Tenants for any rebates or refunds to which said Tenants may be entitled under the applicable Leases. Seller and, after Closing, Purchaser shall each have the right, but not the obligation, to appeal or otherwise challenge real estate taxes assessed against the Property for calendar year 2003 and the parties agree to prorate all refunds or rebates on account of real estate tax protests or appeals for real estate taxes assessed against the Property for calendar year 2003 based upon each parties' period of ownership of the Property in calendar year 2003. Purchaser shall have control of and responsibility for all appeals and other challenges with respect to real estate taxes assessed against the Property for calendar year 2003 and thereafter. Seller shall keep Purchaser advised on a current basis of all action (including, without limitation, any written submissions or appearances before the taxing authority) taken with respect to appeals or other challenges of such taxes and provide Purchaser's representative the opportunity to be present (provided such representative shall not participate) at all hearings or meetings. Purchaser agrees to cooperate and assist with any appeal or other challenge of taxes by Seller so long as Purchaser is not required to incur any costs or expenses in connection therewith.

                  (b) With respect to any New Lease Transactions entered into by Seller pursuant to SECTION 10.13, all associated Leasing Costs shall be prorated between Seller and Purchaser at Closing, based upon the respective portions of the fixed or base rental payable during the term of the New Lease Transaction before and after the Closing (the term of a new Lease would be its initial term, while the applicable term of a lease renewal would be the exercised renewal term). In addition, if any Tenant exercises an expansion or renewal option on or after the Effective Date, all associated Leasing Costs shall be prorated between Seller and Purchaser at Closing, based upon the respective portions of the fixed or base rental payable as a result of the exercise of such option before and after the Closing. For example, if eighty five percent (85%) of the base rent payable during the term of a New Lease Transaction will be due

PURCHASE AND SALE AGREEMENT (AMBER OAKS)
DALLAS/200403
after Closing, then Purchaser shall be responsible for eight five percent (85%) of the Leasing Costs related to such New Lease Transaction. With respect to the termination of any Property Agreement by Seller at the request of Purchaser pursuant to SECTION 10.13, Purchaser shall reimburse Seller, at Closing, for any fees that Seller is required to pay to terminate such Property Agreement.

                  (c) Except as provided in SECTION 7.3(b), (i) Seller shall be responsible for all Leasing Costs that become due and payable on or before the Closing Date and (ii) Purchaser shall be responsible for all Leasing Costs that become due and payable after the Closing Date. Purchaser shall also be responsible for all tenant improvements to be installed by the landlord under the Leases after Closing, including, without limitation, tenant improvements associated with any expansion, extension or renewal options under the Leases. At Closing, Seller shall assign to Purchaser and Purchaser shall assume all existing leasing commission agreements related to the Leases and all contracts related to unfinished tenant improvement work to be performed by Seller under the Leases, by a fully executed instrument in form and content reasonably acceptable to Seller.

                  (d) If any amount to be prorated between the parties or credited to either of the parties under this SECTION 7.3 is not known with certainty as of the Closing Date, the amount shall be estimated using the best evidence then available. The prorations and credits made at Closing shall be final and shall not be re-prorated or adjusted based on actual results at a later time.

                  (e) The provisions of this SECTION 7.3 shall survive the Closing.

         7.4 POSSESSION. Possession of the Property, together with keys, combinations and access codes to the office buildings and other Improvements, shall be delivered to Purchaser at Closing, subject to the Permitted Exceptions.

         7.5 COSTS OF CLOSING. Each party hereto shall be responsible for paying the fees of its legal counsel, if any, in negotiating, preparing, and closing this transaction. The cost of the Title Commitment and the basic premium for the Title Policy shall be paid by Seller. Any additional premiums or charges in connection with the Title Policy (including, without limitation, the cost of any endorsements) shall be paid by Purchaser. Seller shall be responsible for paying fees, costs, and expenses identified herein as being the responsibility of Seller, and Purchaser shall be responsible for paying all fees, costs, and expenses identified herein as being the responsibility of Purchaser. The recording costs for the Deed shall be paid for by Seller. All other recording costs, if any, will be paid by Purchaser. All closing escrow fees shall be borne equally by Seller and Purchaser.

         7.6 CONDITIONS TO CLOSING. The obligations of Purchaser to purchase the Property pursuant to this Agreement shall, at the option of Purchaser, be subject to the following conditions precedent:

                  (a) All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, and Seller shall not have on or prior to the Closing Date, failed to meet, comply

PURCHASE AND SALE AGREEMENT (AMBER OAKS)
DALLAS/200403
with or perform in any material respect any covenants or agreements on Seller's part as required by the terms of this Agreement;

                  (b) There shall not exist any encumbrance or title defect affecting the Land not described in the Title Commitment except for the Permitted Exceptions or matters to be satisfied as of the Closing Date;

                  (c) Unless Seller receives notice from Purchaser at least thirty (30) days prior to the Closing Date, effective as of the Closing Date, any management agreement affecting the Land shall be terminated by Seller and any and all termination fees incurred as a result thereof shall be the sole obligation of Seller;

                  (d) Seller shall have operated the Land from and after the date hereof in substantially the same manner as prior thereto; and

                  (e) No Major Tenant shall be in default under its Lease nor shall any Major Tenant have given notice that it is discontinuing operations at the Property nor shall a Major Tenant filed bankruptcy or sought any similar debtor protective measure or be the subject of an involuntary bankruptcy.

                       ARTICLE VIII. DEFAULTS AND REMEDIES

         8.1      SELLER'S DEFAULTS.

                  (a) Seller shall be deemed to be in default if Seller shall fail to meet, comply with, or perform any covenant, agreement, or obligation on Seller's part required within the time limits and in the manner required in this Agreement (subject to the cure period provided for below); provided all conditions precedent to Seller's performance have been fully satisfied; and provided further that any failure of Seller to cure timely objections made by Purchaser pursuant to SECTION 4.5 of this Agreement shall not constitute a default herein, except to the extent that Seller shall have affirmatively covenanted to Purchaser in writing to cure any such objection and in such case only with respect to the failure by Seller to cure any such objection as so covenanted.

                  (b) In the event Seller shall be deemed to be in default, Purchaser may, as its SOLE AND EXCLUSIVE REMEDY for such default, either (i) terminate this Agreement (save and except any indemnity obligations of Purchaser) and be excused from further performance of its purchase obligation hereunder, and upon written notice by Purchaser to Seller and the Title Company, the Contract Deposit will be returned to Purchaser, or (ii) waive the specific obligation or obligations which Seller fails to perform and enforce specific performance of the obligation of Seller to convey the Property to Purchaser in accordance herewith without reduction of the Purchase Price, Purchaser hereby waiving any and all other remedies. Notwithstanding the foregoing, if prior to the Closing Date, if Seller shall be deemed to be in default and Purchaser elects to terminate this Agreement, then in addition to its right to receive a return of the Contract Deposit specified in clause (i) of this subsection (b), Purchaser my recover its actual out-of-pocket costs of up to, but not in excess of, $100,000.00.

PURCHASE AND SALE AGREEMENT (AMBER OAKS)
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                                       16
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                  (c)      Under no circumstances, except as of set forth in
clause (b) above, shall Seller be liable to Purchaser for any consequential, exemplary or punitive damages as a result of its default under this Agreement or in connection with the sale of the Property.

                  8.2      PURCHASER'S DEFAULTS.

                  (a) If Purchaser breaches this Agreement by refusing to purchase the Property in accordance with this Agreement when legally required to do so (a "WRONGFUL FAILURE TO PURCHASE") and Purchaser does not cure the Wrongful Failure to Purchase within five (5) days after Seller notifies Purchaser of the same, in writing, then Seller, AS ITS SOLE AND EXCLUSIVE REMEDY, may terminate this Agreement, in which case Seller shall be entitled to the entire Contract Deposit and neither party shall have any further obligations hereunder, except for Purchaser's indemnity, repair and other obligations that by their terms survive the termination of this Agreement. Purchaser and Seller agree that the payment of the Contract Deposit pursuant to this Section shall constitute liquidated damages which are reasonable under the circumstances because of the difficulty, inconvenience, and uncertainty of ascertaining actual damages.

                  (b) Subject to the other terms of this Agreement, if Purchaser defaults under or breaches any of the Transaction Documents, other than a Wrongful Failure to Purchase, and Purchaser fails cure such default or breach within thirty (30) days after it is notified thereof by Seller, in writing, then Seller may, AS ITS SOLE AND EXCLUSIVE REMEDY, recover the actual damages it suffers as a result of such default or breach from Purchaser.

                  (c) Under no circumstances, shall Purchaser be liable to Seller for any consequential, exemplary or punitive damages as a result of its default under or breach of any of the Transaction Documents.

                               ARTICLE IX. BROKERS

         9.1 BROKERS IDENTIFIED. Seller and Purchaser each hereby represent and warrant to the other party hereto that it has not contacted any real estate broker, finder or other party in connection with this transaction to whom any real estate brokerage, finders, or other fees may be due or payable, except (i) Transwestern Commercial Services ("Seller's Broker") which is representing Seller in this transaction and (ii) Triple Net Properties Realty, Inc. ("Purchaser's Broker") which is representing Purchaser in this transaction. Seller shall be solely responsible for paying all broker's fees and commissions due and payable to Seller's Broker in connection with this transaction, and Seller shall pay to Purchaser's Broker a commission of $1,740,000.00 if and only if Purchaser consummates the acquisition of the Property. Purchaser shall be solely responsible for paying all other broker's fees and commissions due and payable to Purchaser's Broker in connection with this transaction. Each party hereto hereby agrees to indemnify and to hold the other party harmless from any loss, liability, damage, cost, or expenses (including reasonable attorney's fees) resulting by reason of breach by the indemnifying party of these representations and warranties.

PURCHASE AND SALE AGREEMENT (AMBER OAKS)
DALLAS/200403

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                            ARTICLE X. MISCELLANEOUS

         10.1 REFERENCES. All references to "Article," "Section," or "Sections" are, unless specifically indicated otherwise, references to Articles and Sections of this Agreement.

         10.2 CAPTIONS. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

         10.3 NUMBER AND GENDER OF WORDS. When, in this Agreement, the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

         10.4 NOTICES. All notices, requests, approvals, and other communications required or permitted to be delivered under this Agreement (a) must be in writing and delivered by registered or certified U.S. mail, postage prepaid, or by private or overnight courier or by facsimile, (b) are effective
(i) UPON RECEIPT, OR UPON REFUSAL TO ACCEPT DELIVERY (such refusal being evidenced by the U.S. Postal Services return receipt or similar evidence from the courier company) if by any means other than facsimile in accordance with
(ii), or (ii) ON THE BUSINESS DAY SENT in the case of delivery by facsimile, provided, that the telecopier generates a written confirmation of sending, and
(c) in each instance must be addressed to Purchaser or Seller, as the case may be, at the following addresses, or to any other address either party may designate by notice to the other party:

 IF TO SELLER:             AUSTIN JACK, L.L.C.
                           C/O AMBERJACK, LTD.
                           ONE STATE FARM PLAZA, E-7
                           BLOOMINGTON, ILLINOIS 61710
                           ATTENTION:    MS. CINDY WEAVER
                                         INVESTMENT ANALYST
                           PHONE: (309) 766-9804
                           FAX: (309) 766-0442
                           E-MAIL: CINDY.WEAVER.AXKG@STATEFARM.COM

WITH A COPY TO:            AMBERJACK, LTD.
                           CORPORATE LAW - INVESTMENTS
                           ONE STATE FARM PLAZA, E-3
                           BLOOMINGTON, ILLINOIS 61710
                           ATTENTION: MS. CHRISTIANE M. STOFFER, COUNSEL
                           PHONE: (309) 735-2161
                           FAX: (309) 766-7423
                           E-MAIL: CHRIS.STOFFER.HTR4@STATEFARM.COM

PURCHASE AND SALE AGREEMENT (AMBER OAKS)
DALLAS/200403

                                       18

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WITH A COPY TO:            BRACEWELL & PATTERSON, L.L.P.
                           500 N. AKARD STREET, SUITE 4000
                           DALLAS, TEXAS 75201-3387
                           ATTENTION: MR. ALFRED G. KYLE
                           PHONE: (214) 758-1660
                           FAX: (214) 758-1010
                           EMAIL: AL.KYLE@BRACEPATT.COM

IF TO PURCHASER:           TRIPLE NET PROPERTIES, LLC
                           1551 N. TUSTIN AVENUE, SUITE 200
                           SANTA ANA, CA 92705
                           ATTENTION: ANTHONY W. THOMPSON AND THERESA HUTTON
                           PHONE: (714) 667-8252
                           FAX: (714) 667-6860

WITH COPY TO:              HIRSCHLER FLEISCHER
                           701 EAST BYRD STREET, 15TH FLOOR
                           RICHMOND, VA 23219
                           ATTENTION: LOUIS J. ROGERS, ESQUIRE
                           PHONE: (804) 771-9567
                           FAX: (804) 644-0957

         10.5 GOVERNING LAW: VENUE. THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THE TRANSACTION DOCUMENTS AND THE TRANSACTION CONTEMPLATED THEREIN. PROPER VENUE FOR ANY ACTION ARISING UNDER OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTION CONTEMPLATED THEREIN SHALL BE IN THE STATE AND FEDERAL DISTRICT COURTS HAVING JURISDICTION OVER DALLAS COUNTY, TEXAS. ALL PARTIES HERETO CONSENT TO SUCH COURTS HAVING PERSONAL JURISDICTION AND WAIVE WHATEVER RIGHTS THEY HAVE TO BE SUED ELSEWHERE. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, ALL CLAIMS AND CAUSES OF ACTION ARISING UNDER ANY OF THE TRANSACTION DOCUMENTS OR IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREIN SHALL BE BROUGHT PRIOR TO THE EARLIER OF THE EXPIRATION OF THE APPLICABLE STATUTE OF LIMITATIONS OR TWO
(2) YEARS AFTER THE CLOSING DATE; EXCEPT CLAIMS AND CAUSES OF ACTION BASED ON
(A) A BREACH OF ANY OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 6.1, WHICH MUST BE COMMENCED WITHIN THE PERIOD PROVIDED IN SECTION 6.1, AND (B) A BREACH OF THE INDEMNITIES EXPRESSLY SET FORTH IN SECTION 4.5, SECTION 9.1,
SECTION 10.22 AND THE ASSIGNMENT AND ASSUMPTION AGREEMENT ATTACHED AS EXHIBIT E. ANY LONGER STATUTES OF LIMITATIONS PERIOD FOR THE BRINGING OF SUCH ACTIONS BEING HEREBY WAIVED. PURCHASER AGREES THAT IT SHALL NOT HAVE ANY CLAIMS OR CAUSES OF ACTION RELATED TO THE PROPERTY OR THE TRANSACTION CONTEMPLATED HEREIN, WHETHER SOUNDING IN TORT OR OTHERWISE, EXCEPT CLAIMS AND CAUSES OF

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ACTION BASED ON A BREACH OF THE EXPRESS TERMS OF THE TRANSACTION DOCUMENTS OR ON
SELLER'S ACTIVE FRAUD.

         10.6 ENTIRETY AND AMENDMENTS. This writing embodies the entire agreement between the parties and supersedes all prior oral and written agreements and understandings, if any, relating to the Property, except for any confidentiality agreement previously executed by Purchaser or its broker. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought. No salesman, employee or agent of Seller has any authority whatsoever to make any reference, representation or agreement not contained in this Agreement and only the references, representations and/or agreements contained in this Agreement shall be binding upon Seller or in any way affect the validity of any part of this Agreement. Purchaser acknowledges that no representations have been made by Seller or any of Seller's agents or employees other than as expressly set forth in this Agreement.

         10.7 INVALID PROVISIONS. If any provision of this Agreement, except the provisions relating to Seller's obligation to convey the Property and Purchaser's obligation to pay the Purchase Price, the invalidity of either of which shall cause this Agreement to be null and void, is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

         10.8 MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts. If so executed, each of such counterparts shall be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one Agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         10.9 PARTIES BOUND; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective heirs, personal representatives, successors, and permitted assigns. Purchaser may not assign this Agreement or Purchaser's rights hereunder without Seller's express written approval. Purchaser may, without Seller's consent, assign all or part of its rights hereunder to any entity "managed or controlled" by Purchaser; provided, that, in connection with such assignment, Purchaser shall not be released from its obligations hereunder. If any such permitted assignee is a publicly registered company promoted by Purchaser, Seller agrees to deliver information reasonably requested by such assignee to the extent that Seller determines such information to be reasonably necessary in connection with the preparation by assignee of its required SEC filings. Furthermore, Seller shall cooperate with Purchaser post-closing and shall use commercially reasonable efforts to deliver any information requested from the Purchaser by the SEC in connection with Property. Seller shall have no obligation to delivery any information in connection with the foregoing for which it is contractually prohibited from doing so; provided, that Seller agrees that it is not prohibited from making available to the SEC at the office of the managing member of Seller for audit: (i) bank statements for the Property for the audited year; (ii) rent roll for the Property as of the end of the audited year; (iii) operating statements for the Property for the audited year; (iv)

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the general ledger for the Property for the audited year; (v) cash receipts schedule for the Property for each month in the audited year, if any: (vii) invoices for expenses and capital improvements for the Property in the audited year; (viii) copies of all insurance documentation for the Property for the audited year; and (ix) copies of accounts receivable aging for the Property as of the end of the audited year and an explanation for all accounts over 30 days past due as of the end of the audited year. Execution hereof by Purchaser alone shall constitute only an offer to purchase. Upon execution of this Agreement by an authorized representative of Seller, after the execution by Purchaser and delivery of a fully executed copy hereof to Purchaser, this document shall become a binding Agreement.

         10.10 Time is of the Essence. FOR PURPOSES OF THIS AGREEMENT, TIME SHALL BE CONSIDERED OF THE ESSENCE.

         10.11 NO REPRESENTATIONS OR WARRANTIES. EXCEPT FOR THE LIMITED WARRANTIES OF TITLE SET FORTH IN THE DEED AND THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 6.1 ABOVE, SELLER HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING THE PROPERTY OR ANY MATTER RELATED THERETO, INCLUDING, BUT NOT LIMITED TO, (A) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON, (C) THE EXISTENCE OF ANY ENVIRONMENTAL HAZARDS OR CONDITION THEREON, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF ANY HAZARDOUS OR TOXIC SUBSTANCES, MATERIALS, WASTES, POLLUTANTS OR CONTAMINANTS (COLLECTIVELY, "HAZARDOUS SUBSTANCES"), (D) ANY RIGHT-OF-WAY, LEASE, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHER AGREEMENT; (E) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL OR OTHER BODY; (F) THE PROPERTY'S CONDITION, HABITABILITY, MERCHANTABILITY, MARKETABILITY, TENANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (G) THE FINANCIAL CONDITION OF ANY TENANT OR THE STATUS OF ANY TENANT IMPROVEMENT WORK, AND (H) THE PROPERTY'S VALUE OR FUTURE FINANCIAL PERFORMANCE. PURCHASER ACKNOWLEDGES THAT IT HAS HAD AND WILL HAVE AN OPPORTUNITY TO INSPECT THE PROPERTY AND THAT IT WILL BE RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. PURCHASER FURTHER ACKNOWLEDGES THAT ITS INFORMATION WITH RESPECT TO THE PROPERTY WILL BE OBTAINED FROM A VARIETY OF SOURCES, AND SELLER (X) HAS NOT MADE, AND WILL NOT MAKE, ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND (Y) DOES NOT MAKE ANY REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF ANY SUCH INFORMATION. PURCHASER EXPRESSLY ACKNOWLEDGES THAT THE PURCHASE PRICE FOR THE

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PROPERTY REFLECTS THE CURRENTLY EXISTING CONDITION OF THE PROPERTY.

         10.12 "AS IS" SALE. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS," "WHERE IS" BASIS AND "WITH ALL FAULTS." PURCHASER AGREES THAT (A) SELLER SHALL NOT BE RESPONSIBLE OR LIABLE TO PURCHASER FOR ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS OR ON ACCOUNT OF ANY OTHER CONDITIONS AFFECTING THE PROPERTY; (B) PURCHASER OR ANYONE CLAIMING BY, THROUGH OR UNDER PURCHASER, HEREBY FULLY RELEASES SELLER, ITS PREDECESSORS-IN- INTEREST, AND THEIR RESPECTIVE EMPLOYEES, OFFICERS, DIRECTORS, REPRESENTATIVES, CONTRACTORS AND AGENTS FROM ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS OR OTHER CONDITIONS AFFECTING THE PROPERTY, WHETHER KNOWN OR UNKNOWN, PRESENT OR FUTURE, FORSEEABLE OR UNFORSEEABLE, INCLUDING, BUT NOT LIMITED TO, THOSE ARISING DUE TO THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER OR ABOUT THE PROPERTY; (C) THE FOREGOING RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO UNKNOWN AND SUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION; AND (D) THIS COVENANT RELEASING SELLER SHALL BE A COVENANT RUNNING WITH THE LAND AND SHALL BE BINDING UPON PURCHASER, ITS SUCCESSORS AND ASSIGNS. THE FOREGOING SHALL NOT BE DEEMED TO LIMIT PURCHASER'S RIGHT TO ASSERT CLAIMS UNDER MANUFACTURER, SUPPLIER, CONTRACTOR AND SUBCONTRACTOR WARRANTIES ASSIGNED TO IT AT CLOSING.

         10.13 OPERATION OF THE PROPERTY AFTER THE EFFECTIVE DATE UNTIL CLOSING. Seller shall continue to operate the Property in accordance with its normal and customary practice after the Effective Date and prior to Closing. After the Effective Date, Seller shall not, without the prior written approval of Purchaser, enter into any new operating agreements which are not cancelable on thirty (30) days or less notice by Seller. Seller shall have the right to terminate operating agreements related to the Property prior to Closing or to send a written notice terminating any such operating agreement as of the Closing or as soon thereafter as is possible. Additionally, Seller agrees not to enter into new Leases, renewals of existing Leases, agreements expanding the space demised under existing Leases, and leasing commission agreements related to the same (collectively, "NEW LEASE TRANSACTIONS") after the Effective Date, without obtaining the consent or approval of Purchaser. If either Seller desires to enter into any New Lease Transaction after the Effective Date, Seller shall provide Purchaser with a written summary outlining the terms thereof. Purchaser shall notify Seller, in writing, of any objections that it has to a proposed New Lease Transaction within three (3) Business Days after it receives the written summary of its terms from Seller; provided (a) Purchaser agrees to act reasonably in connection therewith, and (b) Purchaser shall not have the right to object to any expansion of the premises demised under an existing Lease or any renewal of an existing Lease pursuant to an option contained therein. If Purchaser timely objects to any New Lease Transaction and Seller enters

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

into such New Lease Transaction, then Purchaser may, as its sole remedy, terminate this Agreement by giving written notice to Seller, in which event the Contract Deposit shall be returned to Purchaser and neither party shall have any further obligations hereunder, except for Purchaser's indemnity, repair and other obligations that by their terms survive the termination of this Agreement. Seller shall also have the right to consent to any proposed assignment of a Lease or subletting of the premises demised under the Lease, without obtaining the consent or approval of Purchaser. Furthermore, Seller shall deliver to Purchaser copies of any written notice received by Seller of (i) a default under a Lease by any Major Tenant, (ii) the filing of bankruptcy by any Major Tenant, or (iii) the cessation of business at the Property by any Major Tenant.

         10.14 NO MERGER. In addition to those provisions that explicitly survive Closing or the termination of this Agreement, the covenants, agreements, provisions, warranties and representations contained in ARTICLES II and IX, in SECTIONS 4.5, 7.3(this Section shall not supersede any provision of SECTION 7.3 regarding finality of prorations), 9.1, 10.5, 10.6, 10.7, 10.9, 10.10, 10.11,
10.12, 10.14, 10.16, 10.17, 10.18, 10.19, 10.20, 10.21, 10.22, 10.23 and 10.24
of this Agreement shall not merge with the closing documents, but shall survive Closing or the termination of this Agreement.

         10.15 HOLIDAYS, ETC. Whenever any time limit or date provided herein falls on a Saturday, Sunday, or legal holiday under the laws of the State of Texas or day on which national banks located in such State are authorized to be closed, then that date is extended to the next day that is not a Saturday, Sunday, legal holiday or day authorized for national banks to be closed.

         10.16 RECOVERY OF LITIGATION COSTS; DAMAGES. If any legal action is brought by Seller or Purchaser for the enforcement of this Agreement or by reason of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement for damages or any other relief or remedy (declaratory or otherwise), the prevailing party shall be entitled to recover reasonable attorneys' fees and other court and direct costs incurred in connection with such action or proceeding. This provision shall survive the Closing or termination of this Agreement.

         10.17 CONFIDENTIALITY. Purchaser covenants and agrees that the terms of this Agreement and all information concerning the Property (collectively, the "CONFIDENTIAL INFORMATION") shall be kept in the strictest confidence by Purchaser. Notwithstanding the foregoing, Purchaser may disclose the Confidential Information (a) to those officers, employees, attorneys, agents, contractors or vendors of Purchaser who need to know the same in order to assist Purchaser in its purchase of the Property, (b) to the extent required by applicable law, and (c) to the extent the same is relevant in any litigation between Purchaser and Seller. In addition, Purchaser shall have the right to disclose information concerning the Property after Closing, excluding the terms of this Agreement and materials that prohibit such disclosure by their express terms and conditions. If any Confidential Information is provided to or obtained by Purchaser's attorneys, agents, contractors or vendors, Purchaser shall cause them not to disclose such information and to execute a written agreement, for the benefit of Seller, under which they agree to keep such information confidential. In addition, Purchaser shall not advertise or announce the existence of the transaction contemplated hereby prior to Closing, unless Seller have previously disclosed the same or Seller approves the advertisement or announcement, in

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

writing. In the event Purchaser's broker has executed any confidentiality agreement in order to obtain information related to the Property, Purchaser agrees to comply (and cause its officers, employees, attorneys, agents, contractors and vendors to comply) with such confidentiality agreement, except to the extent it conflicts with the terms of this SECTION 10.17. The provisions of this Section shall survive the termination of this Agreement.

         10.18 COUNTERPART FACSIMILE EXECUTION. For purposes of executing this Agreement, or related documents, a document and transmittal by facsimile machine or telecopier shall be treated as an original document. The signature of any party thereon shall be considered as an original signature and the document transmitted shall be considered to have the same binding legal effect as if it were originally signed. At the request of either party, any facsimile or telecopy document shall be re-executed by both parties in original form. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement.

         10.19 NO RECORDATION. Neither this Agreement nor any memorandum or affidavit hereof is to be filed for record. In the event that Purchaser records this Agreement or any memorandum or affidavit thereof, Seller shall have the right at its option, to terminate this Agreement, whereupon the Contract Deposit shall be delivered to Seller as liquidated damages for Purchaser's breach hereof and neither party shall have any further obligations hereunder, except for Purchaser's indemnity, repair and other obligations that by their terms survive the termination of this Agreement.

         10.20 STRICT COMPLIANCE/WAIVER. Any failure by either party to insist upon strict performance by the other party of any of the provisions of this Agreement shall not be deemed a waiver of any of the provisions hereof, irrespective of the number of violations or breaches that may occur and each party, notwithstanding any such failure, shall have the right thereafter to insist upon strict performance by the other of any and all of the provisions of this Agreement.

         10.21 CERTIFICATE OF OCCUPANCY. In the event a certificate of occupancy or other inspection certificate or other governmental approval are required by any federal, state, county, or local government authority or agency before the Property may be transferred by Seller to Purchaser, or used or occupied by Purchaser, Purchaser, at Purchaser's sole expense, shall have the obligation to secure such certificate or approvals, and Purchaser shall be responsible for all costs incidental thereto. Purchaser agrees to indemnify and hold Seller harmless with respect to any such costs or expenses, which indemnification shall include any legal fees, court costs and any liabilities of any nature whatsoever arising in connection with the indemnity. This paragraph shall survive the Closing.

         10.22 REASSESSMENT. In the event the Property has been assessed for property tax purposes at such rates as would result in reassessment (e.g. "escape assessment" or "roll-back taxes") based upon the change in land usage or ownership of the Property on or after the Closing Date, Purchaser hereby agrees to pay all such taxes and to indemnify, defend and save Seller harmless from and against all liability for such taxes. Such indemnity shall survive the Closing.

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         10.23    WAIVER OF JURY TRIAL. SELLER AND PURCHASER HEREBY EXPRESSLY
WAIVE THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIM (A) ARISING UNDER ANY OF THE TRANSACTION DOCUMENTS, OR (B) IN ANY WAY CONNECTED WITH OR RELATED TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING. SELLER OR PURCHASER MAY FILE AN ORIGINAL OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE FOREGOING WAIVER.

         10.24 CONTRACTUAL LIMITATIONS PERIOD. Notwithstanding any provision in this Agreement expressed or implied to the contrary (including without limitation SECTIONS 6.1 AND 10.5), to the extent Texas Civil Practice and Remedies Code Section 16.070(a) applies to a cause of action arising out of this Agreement (subject to the preemption or exclusion under Section 16.070(b) if applicable to this Agreement), the limitations period for bringing suit for such cause of action shall be two years.

         10.25 EASEMENTS. Notwithstanding anything to the contrary set forth herein, Seller reserves the right to execute and record a reciprocal easement agreement or declaration of easements that provides, among other things, that the Property and any remaining property owned by Seller or an affiliate of Seller shall have reciprocal easements for access, ingress, egress, utilities and parking. Prior to the execution and recordation of any such agreement, however, and within fifteen days of the Effective Date, Seller shall deliver a draft of any such agreement to Purchaser for its review. Purchaser shall have a period of seven (7) days to review such agreement and deliver any comments in connection therewith to Seller. Seller shall notify Purchaser prior to the end of the Inspection Period of any comments of Purchaser that Seller disapproves.

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         IN WITNESS WHEREOF, EACH OF THE PARTIES HERETO HAS ENTERED INTO THIS
AGREEMENT EFFECTIVE AS OF THE EFFECTIVE DATE.

                                            SELLER:

                                            AUSTIN JACK, L.L.C.,
                                            A DELAWARE LIMITED LIABILITY COMPANY

                                            BY:  AMBERJACK, LTD.,
                                                 AN ARIZONA CORPORATION,
                                                 ITS MANAGING MEMBER

                                                 BY: /s/ David C. Graves
                                                    ----------------------------
                                                 NAME: David C. Graves
                                                 TITLE: President

                                                 BY: /s/ John R. Higgins
                                                    ----------------------------
                                                 NAME: John R. Higgins
                                                 TITLE: VICE PRESIDENT

                                            Date: October 10, 2003

                                            Date: October 10, 2003

PURCHASE AND SALE AGREEMENT (AMBER OAKS)
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                                       26

                                            PURCHASER:

                                            TRIPLE NET PROPERTIES, LLC,
                                            A VIRGINIA LIMITED LIABILITY COMPANY

                                            By: /s/ ANTHONY W. THOMPSON
                                                -------------------------------
                                                  ANTHONY W. THOMPSON, PRESIDENT

                                            Date: 10/13/03

TITLE COMPANY ACKNOWLEDGEMENT

The undersigned representative of the Title Company hereby acknowledges receipt of the Contract Deposit from Purchaser in the amount of $500,000.00 on the 17 DAY OF October, 2003, and of a fully-executed counterpart of this Agreement on The 17 DAY OF October, 2003.

                                            TITLE COMPANY:

             HERITAGE TITLE COMPANY         HERITAGE TITLE COMPANY OF AUSTIN,
                 OF AUSTIN, INC.            INC.
         98 San Jacinto Blvd., Ste. 400
               Austin, Texas 78701          BY: /s/ Kathy S. Nunn
                  512/505-5000                  --------------------------------
                512/505-5024 FAX            NAME: Kathy S. Nunn
                                            GF#: Vice President

                                                  "SUBJECT TO THE TERMS
                                                  AND CONDITIONS CONTAINED
                                                  IN THE ATTACHED EARNEST
                                                  MONEY RECEIPT."

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SCHEDULES AND THE EXHIBITS TO PURCHASE AND SALE AGREEMENT:

EXHIBIT "A" -    LEGAL DESCRIPTION
EXHIBIT "B" -    SPECIAL WARRANTY DEED
EXHIBIT "C" -    BILL OF SALE AND ASSIGNMENT
EXHIBIT "D" -    DUE DILIGENCE ITEMS
EXHIBIT "E" -    ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT "F  -    TENANT ESTOPPEL CERTIFICATE
EXHIBIT "G" -    LIST OF LEASES

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